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                                                                   EXHIBIT 10.29



                     FORM OF CONTRIBUTOR INDEMNITY AGREEMENT


                This Contributor Indemnity Agreement (the "Agreement") is entered into as of __________, 2004, by and among U-Store-It, L.P., a Delaware limited partnership (the "Operating Partnership"), and Robert J. Amsdell, Barry
L. Amsdell, Todd C. Amsdell, Amsdell, Amsdell Holdings I, Inc. and Robert J. Amsdell, Trustee (collectively, the "Indemnitees").

                WHEREAS, (i) the Operating Partnership and its general partner U-Store-It Trust, a Maryland real estate investment trust (the "REIT"), are engaging in various related transactions as more fully described in the registration statement on Form S-11, as it may be amended from time to time, covering the registration of the common shares, par value $0.01 per share, of the REIT (the "Common Shares") under the Securities Act of 1933, as amended, and
(ii) the REIT will effect an initial public offering of its Common Shares and contribute the proceeds therefrom for units of partnership interest in the Operating Partnership (the "IPO," and together with the other transactions described above, the "IPO Transactions");

                WHEREAS, the Indemnitees have provided environmental indemnities and other similar undertakings to lenders in connection with mortgage loans secured by facilities being contributed to the Operating Partnership in connection with the IPO Transactions, including, without limitation, the indemnities and undertakings listed on Schedule 1 hereto;

               WHEREAS, the Operating Partnership has agreed that, if it is unsuccessful in obtaining a release of all personal guarantees previously made by the Indemnitees with respect to the properties and other assets being contributed in connection with the IPO Transactions, the Operating Partnership will indemnify the Indemnitees with respect to any loss actually incurred by the Indemnitees to the beneficiaries of the personal guarantees pursuant to such guarantees; and

               WHEREAS, the parties desire to enter into this Agreement to memorialize the indemnity obligation described above.

               NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

               Section 1. Indemnification. The Operating Partnership hereby agrees to indemnify, defend and hold harmless the Indemnitees and their agents, assigns and successors from and against all losses, claims, damages, fines, causes of action, judgments, lawsuits, assessments, costs, expenses (including but not limited to reasonable attorneys' fees and court costs) and other liabilities, including liabilities for taxes, penalties, interest, and amounts paid in settlement (collectively "Liabilities") actually incurred by the Indemnitees to the beneficiaries of the personal guarantees arising out of, relating to, or resulting from, the failure of the Operating Partnership to obtain a release of all personal

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guarantees previously made by the Indemnitees with respect to the property and other assets being contributed pursuant to the IPO Transactions. The Operating Partnership also agrees to reimburse the Indemnitees for all expenses that they incur in connection with successfully enforcing their rights under this Agreement.

               Section 2. Indemnification Procedures. The Indemnitees shall notify the Operating Partnership promptly in writing of indemnifiable Liabilities ("Indemnifiable Claim") under Section 1 of this Agreement after receiving notice or being informed of the existence thereof. The Operating Partnership shall assume, at its cost and expense, the sole defense of such Indemnifiable Claim through counsel selected by the Operating Partnership and reasonably acceptable to the Indemnitees. The Indemnitees shall cooperate fully with the Operating Partnership in such defense, including making relevant documents available and providing witnesses to testify at any deposition, trial, hearing, arbitration, or other proceeding. The Indemnitees may, at their option and expense, participate in the Operating Partnership's defense. However, the Operating Partnership shall maintain control of such defense, including any decision as to settlement, provided that in the event that the Operating Partnership does not assume the defense on a timely basis or reasonably maintain the defense, then, without prejudice to any other rights and remedies available to the Indemnitees under this Agreement, the Indemnitees may take over such defense with counsel of their choosing at the Operating Partnership's cost and expense. In the event that there arises a conflict of interest, which, under applicable principles of legal ethics, prevents a single legal counsel from representing both the Indemnitees and the Operating Partnership, the Indemnitees may take over their defense with counsel of their choosing at the Operating Partnership's cost and expense. The Operating Partnership shall not be liable for any compromise or settlement made by the Indemnitees without the consent of the Operating Partnership.

               Section 3. Remedies Not Exclusive. The indemnification provided to the Indemnitees by the Operating Partnership, or granted pursuant to the provisions of this Agreement, shall not be deemed exclusive of any other rights to which the Indemnitees may be entitled. Each party's right to indemnification by the other party shall be enforceable in any court of competent jurisdiction.

               Section 4. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                Section 5. Modifications. This Agreement may not be amended or modified except in writing, validly executed and delivered by each party hereto.


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                Section 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without reference to principles of conflicts of laws.

                Section 7. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.









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               IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.


                             U-STORE-IT, L.P.

                             By:    U-Store-It Trust
                                    its general partner

                             By:
                                   ---------------------------------------
                             Name: Steven A. Osgood
                             Title:  President and Chief Financial Officer


                             THE INDEMNITEES



                             ------------------------------
                             Robert J. Amsdell


                             ------------------------------
                             Barry L. Amsdell


                             ------------------------------
                             Todd C. Amsdell


                             Amsdell and Amsdell

                             By: _______________________
                             Name: ____________________
                             Title: _____________________

                             Amsdell Holdings I, Inc.

                             By: _______________________
                             Name: ____________________
                             Title: _____________________

                             Robert J. Amsdell, Trustee

                             By: _______________________
                             Name: ____________________
                             Title: _____________________



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